Exhibit 99.1

FOR IMMEDIATE RELEASE

New York REIT to Participate at the JMP Securities Financial Services & Real Estate Conference

New York, New York, September 18, 2015 – New York REIT, Inc. (“NYRT”) (NYSE: NYRT), a publicly traded real estate investment trust, announced today that it will participate in a moderated discussion at the JMP Securities Financial Services & Real Estate Conference on Monday, September 21, 2015 at the St. Regis Hotel in New York, NY at 9:30 a.m. ET.

Michael Happel, Chief Executive Officer and President of NYRT, will participate in a panel discussion entitled: “Office REITs: The Evolving Landscape of the Office Sector.”

NYRT’s participation will be broadcast live over the Internet and can be accessed through the Company’s website, www.NYRT.com. To listen, please go to the website’s “Investor Relations” section at least 15 minutes prior to the start of the broadcast to register and download any necessary audio software. For those who are not able to listen to the live broadcast, a replay will be available shortly following the conference on the NYRT website.

About NYRT

NYRT is a publicly traded real estate investment trust listed on the NYSE that acquires income-producing commercial real estate, including office and retail properties, in New York City. Additional information about NYRT can be found on its website at www.nyrt.com. NYRT may disseminate important information regarding it and its operations, including financial information, through social media platforms such as Twitter, Facebook and LinkedIn.

Important Notice

The statements in this press release that are not historical facts may be forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause the outcome to be materially different. In addition, words such as “will,” “should,” “may,” “anticipate,” “believe,” “expect” and “intend” indicate a forward-looking statement, although not all forward-looking statements include these words. Actual results may differ materially from those contemplated by such forward-looking statements, including those set forth in the Risk Factors section of NYRT's Annual Report on Form 10-K filed on May 11, 2015. Further, forward-looking statements speak only as of the date they are made, and NYRT undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

Contacts

Michael A. Happel CEO and President New York REIT, Inc. mhappel@nyrt.com (212) 415-6500	Andrew G. Backman Managing Director Investor Relations / Public Relations abackman@nyrt.com (212) 415-6500	Tim Cifelli President DDCworks tcifelli@ddcworks.com (484) 342-3600